                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


(X)  Preliminary Proxy Statement
( )  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                        United Dominion Realty Trust, Inc.
               (Name of Registrant as Specified in its Charter)

             Board of Directors of United Dominion Realty Trust, Inc.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                                                  April 11, 1994
Fellow Shareholders:
     You are cordially invited to attend the Annual Meeting of Shareholders to be held on Tuesday, May 10, 1994, at 4:00 p.m. at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia. The business to be conducted at the meeting is set forth in the formal notice that follows. At the meeting, management will review 1993, report on recent financial results and discuss expectations for the future. The directors and management of the Trust will be available to answer any questions from the floor. After the meeting, there will be a reception and you will have the opportunity to speak informally with the directors and officers.
     The Trust relies upon all shareholders to promptly execute and return their proxies in order to avoid costly proxy solicitation. Therefore, in order to save the Trust the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the return envelope provided. If you attend the Annual Meeting, as we hope you do, you may withdraw your proxy at the meeting and vote your shares in person from the floor. Your vote is important to the Trust.
                                           Sincerely,
                                           UNITED DOMINION REALTY TRUST
                                           JOHN P. MCCANN
                                           PRESIDENT
10 SOUTH SIXTH STREET, SUITE 203 / RICHMOND, VIRGINIA 23219-3802 / 804-780-2691

                                                                  April 11, 1994
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, MAY 10, 1994
     The Annual Meeting of Shareholders of United Dominion Realty Trust, Inc. will be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, on Tuesday, May 10, 1994 at 4:00 p.m., for the following purposes:
     1. To elect nine directors to serve for the ensuing year.
     2. To consider and vote on the Trust's Employees' Stock Purchase Plan.
     3. To consider and vote on an amendment of the Articles of Incorporation of the Trust which will increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000.
     4. To consider and vote on an amendment of the Articles of Incorporation of the Trust which will authorize a new class of 25,000,000 shares of Preferred Stock, issuable in series the characteristics of which may be fixed by the Board of Directors.
     5. To transact such other business as may properly come before the meeting. The holders of shares of Common Stock of record at the close of business on
March 18, 1994 are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously delivered your proxy.
                                          By Order of the Board of Directors
                                          Katheryn E. Surface
                                          SECRETARY
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                       UNITED DOMINION REALTY TRUST, INC.
                                PROXY STATEMENT
                                 APRIL 11, 1994
GENERAL
     The enclosed proxy is solicited by the directors of United Dominion Realty Trust, Inc. (the Trust) for the Annual Meeting of Shareholders to be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, at 4:00 p.m. on Tuesday, May 10, 1994 (the Annual Meeting). The proxy may be revoked at any time prior to voting thereof by notifying the persons named therein of intention to revoke or by conduct inconsistent with continued effectiveness of the proxy, such as delivery of a later dated proxy or appearance at the meeting and voting in person the shares to which the proxy relates. Shares represented by executed proxies will be voted, unless a different specification is made therein, FOR election as directors of the persons named therein, FOR approval of the Employees' Stock Purchase Plan, FOR approval of the amendment of the Articles of Incorporation increasing the number of authorized shares of Common Stock, and FOR approval of the amendment of the Articles of Incorporation authorizing a new class of Preferred Stock, all as described herein.
     This proxy statement and the enclosed proxy were mailed on April 11, 1994 to shareholders of record at the close of business on March 18, 1994 (the Record
Date). The Trust has mailed each shareholder of record as of the Record Date an Annual Report that includes audited financial statements for the year ended December 31, 1993.
     At the close of business on the Record Date, the Trust had 41,700,885 shares outstanding and entitled to vote. Each share has one vote on all matters including those to be acted upon at the Annual Meeting. The holders of a majority of such shares present at the Annual Meeting in person or represented by proxies will constitute a quorum. If a quorum is present, the affirmative vote of a plurality of the shares voting at the Annual Meeting is required to elect directors, the affirmative vote of a majority of the shares whose holders constitute a quorum is required for approval of the Trust's Employees' Stock Purchase Plan and the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote is required for approval of each amendment of the Articles of Incorporation of the Trust. Shareholders who wish to abstain from voting on any matter to be voted on at the Annual Meeting may do so by specifying that their vote on such matter be withheld in the manner provided in the enclosed proxy, and the shares otherwise votable by such shareholders will not be included in determining the number of shares voted on such matter. The Trust will comply with instructions in a proxy executed by a broker or other nominee shareholder that less than all of the shares of which such shareholder is the holder of record on the Record Date are to be voted on a particular matter. All such shares which are not voted (broker non-votes) will be treated as shares as to which vote has been withheld.
     The mailing address of the Trust is 10 South Sixth Street, Suite 203, Richmond, Virginia 23219-3802. Notices of revocation of proxies should be sent to that address.
     THE TRUST WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE, A COPY OF THE TRUST'S ANNUAL REPORT ON FORM
10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1993, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, ON WRITTEN REQUEST TO KATHERYN E. SURFACE, SECRETARY OF THE TRUST, AT THE MAILING ADDRESS SET FORTH ABOVE.
                                       1

OWNERSHIP OF EQUITY SECURITIES
     Beneficial ownership as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as an admission that any of such shares are in fact beneficially owned by any person. As of the Record Date, there are no shareholders known to the Trust who own beneficially 5% or more of the outstanding shares of Common Stock.
     Beneficial ownership of shares as of the Record Date by directors and officers of the Trust and nominees for election at the Annual Meeting, including shares deemed owned as a consequence of ownership of stock options exercisable within 60 days, is indicated in the table below. Except as otherwise indicated in the footnotes, each person named in the table and included in the director/officer group has sole voting and investment powers as to such shares, or shares such powers with his spouse and minor children, if any.

                                                              SHARES BENEFICIALLY OWNED
                                                         IMMEDIATELY          THROUGH OPTIONS (1)
                      NAME                           NUMBER       PERCENT     NUMBER      PERCENT
Jeff C. Bane....................................       47,820(2)    0.1            --        --
Robert P. Buford................................      129,000       0.3         4,000        --
R. Toms Dalton, Jr..............................       28,740       0.1         4,000        --
James Dolphin...................................       84,978(3)    0.2        54,192(4)    0.1
Barry M. Kornblau...............................      209,204(5)    0.5        25,478(4)    0.1
John C. Lanford.................................       10,900        --         6,000        --
John P. McCann..................................      259,350(2)(3)   0.6     143,552(4)    0.3
H. Franklin Minor...............................       59,956       0.1         4,000        --
C. Harmon Williams, Jr..........................       82,032(2)    0.2         6,000        --
All directors and officers
  as a group (14 persons).......................    1,068,792   (3)(5)   2.6  414,530(4)    1.0

(1) Assumes exercise in full of all options exercisable within 60 days.
(2) Includes, in the case of Mr. McCann and all directors and officers as a group and does not include in the case of Messrs. Bane and Williams, 26,500 shares owned by Planned Property Realty Corp., of which Mr. McCann is President and 50% shareholder and of which Messrs. Bane and Williams are each 25% shareholders.
(3) Includes 5,000 shares held by the Trust's Profit Sharing Plan of which Messrs. McCann and Dolphin are trustees and under which they share voting and investment powers as to such shares.
(4) Does not include 156,448 shares, 80,808 shares, 34,522 shares and 348,670 shares issuable upon exercise of options granted to Messrs. McCann, Dolphin, Kornblau and all directors and officers as a group, respectively, which are not exercisable within 60 days.
(5) Does not include a total of        shares beneficially owned by Mr.
    Kornblau's parents and siblings, beneficial ownership of which is disclaimed by Mr. Kornblau.
ELECTION OF DIRECTORS
     At the Annual Meeting nine directors are to be elected, each to hold office until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified, except in the event of death, resignation or removal. Unless otherwise specified, proxies solicited hereby will be voted for the election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any
                                       2
nominee named herein unavailable. All of the nominees are now members of the Board of Directors and were elected at the 1993 Annual Meeting of Shareholders.
     The nominees, their ages, the year of election of each to the Board of the Trust, their principal occupations during the past five years or more, and directorships of each in public companies in addition to the Trust, are as follows:
     Jeff C. Bane, 64, is President of Blake & Bane Inc., Richmond, Virginia, real estate brokers. He is a director of F&M Bank, Richmond, Virginia. He was first elected to the Board of the Trust in 1972.
     Robert P. Buford, 68, has been a member of the firm of Hunton & Williams, Richmond, Virginia, attorneys, since 1958, and is now senior counsel to the firm. He was first elected to the Board of the Trust in 1984.
     R. Toms Dalton, Jr., 61, is a partner with Allen & Carwile, Waynesboro, Virginia, attorneys. He is a director of First Virginia Bank of Augusta, Waynesboro, Virginia. He was first elected to the Board of the Trust in 1973.
     James Dolphin, 44, is Senior Vice President and Chief Financial Officer of the Trust. He was first elected to the Board of the Trust in 1988.
     Barry M. Kornblau, 44, is Senior Vice President and Director of Apartments of the Trust. Mr. Kornblau joined the Trust in 1991, in connection with acquisition by the Trust of the management of its apartment properties from Summit Realty Group, Inc., which had managed them since 1985. Mr. Kornblau has been President of Summit Realty Group, Inc., since 1984. He is also a director of Commerce Bank of Virginia, Richmond, Virginia. He was first elected to the Board of the Trust in 1993.
     John C. Lanford, 63, is President of Adams Construction Co., Inc., Roanoke, Virginia, general contractors. He was first elected to the Board of the Trust in 1973.
     John P. McCann, 49, is President and Chief Executive Officer of the Trust. He is a director of Crestar Bank, Richmond, Virginia, and Storage USA, Inc., Columbia, Maryland. He was first elected to the Board of the Trust in 1978.
     H. Franklin Minor, 61, is an attorney-at-law and real estate broker in Richmond, Virginia. He was first elected to the Board of the Trust in 1974.
     C. Harmon Williams, Jr., 63, is a real estate broker in Richmond, Virginia. He was first elected to the Board of the Trust in 1972 and has served as Chairman of the Board since 1977.
COMMITTEES OF THE BOARD
     The Board of Directors has established an Executive Committee, a Compensation Committee and an Audit Committee as its standing committees. The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors except such powers specifically denied it by the full Board. During 1993, Messrs. Buford, Dolphin, McCann and Williams were the members of the Executive Committee. The Compensation Committee makes recommendations to the Board on directors' fees, the salaries of the President and Senior Vice Presidents, management incentive plans and other management compensation, if any. Additionally, the Compensation Committee grants options under the Trust's stock option plan and reviews the calculation of incentive/bonus compensation under the employment agreements described in Employment Agreements below. The members of the Compensation Committee during 1993 are identified below under Compensation Committee Interlocks and Insider Participation. The Audit Committee reviews the financial reporting practices of the Trust
                                       3
and the external audit function. Messrs. Dalton, Lanford and Williams were the members of the Audit Committee during 1993.
     During 1993, the Board of Directors held 13 meetings, the Compensation Committee held two meetings and the Audit Committee held two meetings. The Executive Committee did not meet during the year. Each director attended at least 75% of the meetings of the Board and of the committee to which he was assigned.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During 1993, the Trust's Compensation Committee consisted of Messrs. Bane, Buford and Minor. Mr. Buford is senior counsel to Hunton & Williams, which has been the Trust's counsel since its inception.
INDEBTEDNESS OF OFFICERS TO TRUST
     The executive officers of the Trust listed in the table below are indebted to the Trust for Common Stock purchased pursuant to the 1991 Stock Purchase and Loan Plan (the Stock Purchase and Loan Plan) approved by the shareholders at the 1992 Annual Meeting. The table indicates the largest amount of the indebtedness outstanding since the beginning of fiscal year 1993 and the amount outstanding at March 31, 1994. As provided in the Stock Purchase and Loan Plan, such indebtedness bears interest at rates increasing periodically from 7% per annum to a maximum of 8.5% per annum.

                                                    MAXIMUM INDEBTEDNESS
                                                      SINCE JANUARY 1,         INDEBTEDNESS
                      NAME                                  1993             AT MARCH 31, 1994
John P. McCann..................................         $1,165,236             $ 1,165,236
James Dolphin...................................            483,096                 483,096
Barry M. Kornblau...............................            479,157                 479,157
Richard A. Giannotti............................            322,064                 322,064
Richard B. Chess................................            320,556                 320,556

COMPENSATION OF DIRECTORS
     During 1993, the directors as a group (other than Messrs. McCann, Dolphin and Kornblau, who received no additional compensation for serving as directors) received fees of $67,083, consisting of fees of $5,000 per year plus $500 for each meeting attended.
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
     The following table presents information relating to total compensation during the fiscal years ended December 31, 1993, 1992 and 1991, of the chief executive officer and all executive officers of the Trust whose total salary and bonus exceeded $100,000 for the 1993 year.
                                       4

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
           NAME AND                        ANNUAL COMPENSATION        OPTIONS           ALL OTHER
      PRINCIPAL POSITION          YEAR      SALARY       BONUS        (POUND)        COMPENSATION (1)
John P. McCann                    1993     $232,500     $76,725             --            $2,574
  President and Chief             1992      186,000          --        200,000             1,346
  Executive Officer               1991      177,400      22,165         20,000             2,033
James Dolphin                     1993      140,000      46,200             --             2,574
  Senior Vice President           1992      124,000          --         60,000             1,346
  and Chief Financial             1993      112,500      14,056         15,000             2,033
  Officer
Barry M. Kornblau                 1993      146,000      48,180             --             2,574
  Senior Vice President           1992      136,500          --         48,000             1,346
  and Director of                 1991      130,000      16,243         30,000             2,033
  Apartments
Richard B. Chess                  1993       95,000      34,170             --             2,574
  Vice President and              1992       86,000          --         42,000             1,346
  Director of                     1991       81,000      10,120         10,000             2,033
  Acquisitions
Richard A. Giannotti              1993       86,000      28,380             --             2,574
  Vice President and              1992       77,500          --         42,000             1,346
  Director of Construction        1991       70,600       8,821         10,000             2,033

(1) Represents contributions to the Trust's Profit Sharing Plan for each of the named officers.
EMPLOYMENT AGREEMENTS
     In October, 1982, the Trust entered into employment agreements with Messrs. McCann and Dolphin and on January 1, 1991, entered into an employment agreement with Mr. Kornblau, who had not previously been employed by it. The employment agreements, which expire annually on December 31 but renew automatically for successive one year periods unless sooner terminated and are on substantially the same terms except for compensation terms, provide annual base salaries for the employees, subject to increase at the discretion of the Board of Directors. The agreements also provide for annual incentive/bonus compensation, calculated as a percentage of base salary for the year, based upon the increase in funds from operations per share for the current year over the prior year, up to a maximum incentive/bonus equal to 33% of base salary. No incentive/bonus compensation will be payable if the increase for the year in funds from operations per share, the Trust's primary performance measurement, is less than 5%. Either the Trust or the employee may terminate the agreement by 90 days' notice or in the event that the Trust is sold, merged or otherwise liquidated. In either case, the employee is entitled to severance pay equal to his then current annual base salary plus a pro-rata portion of any incentive/bonus compensation payable for that year.
     The following tables present information concerning stock options exercised by the chief executive officer and all executive officers of the Trust whose total salary and bonus exceeded $100,000 for fiscal 1993. No options were granted to such persons in 1993. The Trust does not grant stock appreciation rights.
                                       5

                      OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUE

                             SHARES                               UNEXERCISED OPTIONS          VALUE OF UNEXERCISED
                            ACQUIRED                                AT FISCAL YEAR             IN-THE-MONEY OPTIONS
                               ON                                    END(POUND)(1)             AT FISCAL YEAR END(2)
        NAME             EXERCISE(POUND)    VALUE REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
John P. McCann               20,000            $186,240             130,108/169,892              $433,470/$750,130
James Dolphin                 3,000              27,936               50,776/84,224              $345,886/$299,984
Barry M. Kornblau            13,800              91,396               16,830/43,170              $ 73,722/$115,998
Richard B. Chess              2,400              16,512               34,554/25,646              $150,422/$ 68,911
Richard A. Giannotti          6,000              55,872               37,068/26,932              $172,852/$ 72,366

(1) Includes unvested options for 66,666 shares, 20,000 shares, 16,000 shares, 14,000 shares and 14,000 shares granted to Messrs. McCann, Dolphin, Kornblau, Chess and Giannotti, respectively.
(2) These values are based on $14.25, the closing price of the Common Stock on the New York Stock Exchange (the NYSE) on December 31, 1993.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Trust's Board of Directors has delegated to the Compensation Committee responsibility for developing and applying programs for compensating the Trust's executive officers. During 1993 the Committee consisted of three outside directors including Robert P. Buford who is Senior Counsel to the law firm of Hunton & Williams, General Counsel to the Trust.
     Executive compensation consists of three components: base compensation, performance compensation and incentive compensation. Each component is discussed below.
     With respect to base compensation, the President consults with the Compensation Committee as to the amount of his proposed base compensation and that of the Senior Vice Presidents. Factors considered include the profitability of the Trust, the President's perception of the performance of the individual, any planned change of responsibility for the forthcoming year, salaries paid for similar positions within the real estate investment trust industry as published in industry statistical surveys and proposed salaries relative to those of other Trust officers, the President's perception of individual performance being the most important factor. The Compensation Committee then recommends to the Board of Directors the base salaries of the President and the Senior Vice Presidents. The President determines the base salaries of other executive officers using the same criteria used for recommendations to the Compensation Committee. The market value of the Common Stock is not considered in setting executive officers' base compensation.
     Performance compensation, in the form of bonuses, is provided for in the employment agreements of the President and the Senior Vice Presidents summarized above under Employment Agreements. The President determines discretionary bonuses for other executive officers. In 1993, discretionary bonuses paid to other executive officers were calculated as a percentage of base salary, based upon the increase in funds from operations per share for the current year over the prior year up to a maximum of 33% of base salary. Additional discretionary bonuses to other officers may also be paid on the basis of achievement of performance goals established at the beginning of the year. The Vice President and Director of Acquisitions received such an additional discretionary bonus in 1993 as a result of surpassing a goal of adding 3,800 apartment units to the Trust's portfolio during the year.
                                       6

     Incentive compensation is designed to attract, motivate and retain executives critical to the long term success of the Trust, by promoting the alignment of executive interests and the interests of shareholders. Stock options and participation in the Stock Purchase and Loan Plan are the principal incentive compensation vehicles. In selecting a recipient and the size of the award the long term potential of the recipient, his position with the Trust and prior awards are considered. The Compensation Committee believes option grants should be made annually on a generally consistent basis. However, because prior option awards to executive officers vested in substantial amounts in 1993, no options were awarded for that year.
                             COMPENSATION COMMITTEE
            Jeff Bane         H. Franklin Minor         Robert P. Buford



(PERFORMANCE GRAPH AS DEFINED BY THE FOLLOWING DATA POINTS)
               United
              Dominion      S&P 500      NAREIT
1988            100.0        100.0       100.0
1989            106.1        131.4       108.8
1990             95.0        127.3        92.1
1991            141.4        166.2       125.0
1992            184.0        179.0       143.3
1993            218.1        196.8       171.4




     (1) Indicates appreciation of $100 invested on December 31, 1988, in Trust common stock and S&P 500 and NAREIT Equity REIT Total Return Index securities, assuming reinvestment of dividends.
     The NAREIT Equity REIT Total Return Index is published monthly by the National Association of Real Estate Investment Trusts, Inc. Index data reflect monthly reinvestment of dividends and are based upon the monthly closing prices of shares of all tax-qualified equity REITs (real estate investment trusts at least 75% of whose gross invested assets are invested in real estate equities), including the Trust, listed on the NYSE and the American Stock Exchange and traded in NASDAQ National Market System. At December 31, 1993, this Index included 133 equity REITs with a total market capitalization of $26.6 billion.
                                       7

EMPLOYEES' STOCK PURCHASE PLAN
     On September 21, 1993, the Board of Directors of the Trust, subject to shareholder approval, adopted the Employees' Stock Purchase Plan (the Plan), the text of which is set forth in Exhibit A. The purpose of the Plan is to encourage ownership of Common Stock of the Trust by its employees and to provide additional incentive to those employees to remain with the Trust and promote the success of its business.
GENERAL
     The Plan permits full-time employees whose customary employment is for more then 1,000 hours per year (of whom there are at present approximately 450) to purchase shares of Common Stock in an aggregate amount not exceeding 100,000 (subject to adjustment in the event of stock dividends, split-ups, recapitalizations or combinations) through payroll deductions and voluntary participant contributions of up to $10,000 per year. Participation in the Plan is entirely voluntary. Shares will be purchased either on the open market or from the Trust on the last day of each payroll period. Shares purchased from the Trust will be purchased at a price equal to the average of the high and low sales prices of the Common Stock on the NYSE on the purchase date, or, if no sales of Common Stock on the purchase date are reported by the NYSE, on the day most recently preceding the purchase date on which reported sales of Common Stock on the NYSE were effected.
     In the sole discretion of the Board of Directors, the Trust may contribute to a participant's account on any purchase date an amount up to but not exceeding such participant's payroll deduction for the payroll period ending on such purchase date. Such contribution may be in the form of a cash contribution, in the event that shares purchased for such participant are purchased in an open market transaction, or in the form of a price discount, in the event that such shares are purchased from the Trust. The Board does not presently intend to make contributions although it may elect to do so in the future.
     The Trust will hold stock certificates representing shares purchased under the Plan until a participant requests delivery of the certificates. Shares so held will be enrolled in the Trust's Dividend Reinvestment Plan. Any cash dividends paid on such shares will be used to purchase additional Common Stock under that Plan.
     A participant may terminate or suspend his participation in the Plan at any time. An employee's participation also terminates if he ceases to be employed by the Trust for any reason, including death or retirement. Participants may not sell, assign, or transfer their interests in the Plan or rights thereunder to any other person.
ADMINISTRATION
     The Plan is administered by the Compensation Committee, which has full power and authority to decide all questions regarding its construction and interpretation. The Compensation Committee may also pass upon and decide cases presenting unusual circumstances and in so doing shall act in a nondiscriminatory manner consistent with and to further the purposes of the Plan. All decisions of the Compensation Committee shall be final and binding upon all persons.
AMENDMENT AND TERMINATION OF THE PLAN
     The Plan may be amended or terminated by the Board of Directors, but no amendment which is required to be approved by the shareholders of the Trust as a condition of exemption of purchases from Section 16(b) of the Securities and Exchange Act of 1934 shall be effective until it is so approved.
                                       8

EXPENSES
     The Trust will bear all expenses of administering the Plan.
INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
     The Board of Directors proposes and recommends to the shareholders the following amendment of the Articles of Incorporation of the Trust:*
     Delete Article 3 of the current Articles of Incorporation and substitute in lieu thereof the following:
     3. The corporation shall have authority to issue 100,000,000 shares of common stock having a par value of $1.00 per share. Stockholders shall not have preemptive rights to acquire unissued shares of the corporation.
     The amendment will increase the number of authorized shares of Common Stock from 60,000,000 to 100,000,000. The increase is believed to be in the best interests of the Trust because at present the total number of outstanding shares and shares reserved for issuance pursuant to employee benefit plans is approximately 44,200,000, leaving only 15,800,000 shares available under the current authorization for such purposes as equity financings and acquisitions. The Trust has no present plans to issue any shares of Common Stock. However, the Trust has used and expects to continue to use equity as a means to finance growth and is actively negotiating to acquire a portfolio of 31 properties at a cash purchase price estimated to exceed $200 million. If its negotiations result in a contract, the Trust will consider the issuance of various types of debt and equity securities, including Common Stock and securities convertible into Common Stock, to finance the acquisition. The Trust cannot predict whether a contract will result or to what extent Common Stock will be so used.
     The increase in authorized Common Stock is being proposed at this time because postponing it until it becomes necessary or desirable to issue more shares than are now available would result in delay occasioned by the requirement of a special shareholders' meeting and the additional expense of such a meeting. If the shareholders approve the increase, their vote on issuance of the newly-authorized shares will not be required or solicited, but such shares may be issued whenever and for whatever consideration the Board of Directors deems appropriate.
* If both this amendment and the amendment described below under Authorization of Preferred Stock, the text of which is set forth in Exhibit B, are approved, shareholders will be deemed to have approved an amendment of the Articles of Incorporation the text of which is set forth in Exhibit C.
                                       9

AUTHORIZATION OF PREFERRED STOCK
     The Board of Directors proposes and recommends to the shareholders an amendment of the Articles of Incorporation of the Trust which will authorize a class of 25,000,000 shares of Preferred Stock. The text of the amendment is set forth in Exhibit B.*
     If the amendment is approved by the shareholders, Preferred Stock could be issued, without the vote of holders of Common Stock, for any corporate purpose and for whatever consideration the Board of Directors deems appropriate, in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of Preferred Stock could be given more than one vote per share and a series having preferential distribution rights could limit Common Stock distributions and reduce the amount holders of Common Stock would otherwise receive on dissolution of the Trust.
     The Board of Directors recommends the amendment because the Board believes it will provide equity financing and portfolio acquisition capabilities the Trust does not now have. At present, the Board has approved no specific financing or acquisition plans involving the issuance of Preferred Stock and does not propose to fix the characteristics of any series in anticipation of issuing shares of that series. However, as indicated above under Increase in Number of Authorized Shares of Common Stock, the Trust is in active negotiations for a major portfolio acquisition. If a contract should result, the Trust will consider issuing Preferred Stock (if the amendment is approved) to finance the acquisition. The Trust cannot predict whether a contract will result, whether or to what extent, if any, Preferred Stock will be so used or if so used what the characteristics of the particular series may be. As indicated above, if Preferred Stock is issued it will be issued without the vote of holders of the Common Stock.
     Although Preferred Stock might be utilized to resist an attempted change of control of the Trust, the Board of Directors does not intend to utilize it for this purpose. As a qualified real estate investment trust, the Trust is subject to provisions of the Internal Revenue Code which limit concentration of ownership of its shares, and the Board believes that these provisions and provisions of the Articles of Incorporation of the Trust which, among other things, authorize the Trust to redeem and stop transfer of shares to preserve its qualification make any attempt to change control unlikely. These provisions of the Articles of Incorporation presently refer to the shares as Common Stock, which is the only class presently authorized. The proposed amendment would change these references to shares and thus make the provisions applicable to the Preferred Stock as well as the Common Stock.
INDEPENDENT PUBLIC ACCOUNTANTS
     The Trust from its inception has engaged the firm of Ernst & Young as its independent public accountants, and the Board selected Ernst & Young as auditors for 1994. Representatives of Ernst & Young will be present at the meeting, will be given the opportunity to make any statement they desire to make and will be available to respond to questions.
* If both this amendment and the amendment described above under Increase in Number of Authorized Shares of Common Stock, the text of which is there set forth, are approved, shareholders will be deemed to have approved an amendment of the Articles of Incorporation the text of which is set forth in Exhibit C.
                                       10

MATTERS TO BE PRESENTED AT THE 1994 ANNUAL MEETING OF SHAREHOLDERS
     Any qualified shareholder wishing to make a proposal to be acted upon at the Annual Meeting of Shareholders in 1994 must submit such proposal, to be considered by the Trust for inclusion in the proxy statement, to the Trust at its principal office in Richmond, Virginia, no later than December 15, 1994. OTHER MATTERS
     Management knows of no matters other than those stated above likely to be brought before the Annual Meeting. However, if any matters not now known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the shares represented by such proxy on such matters in accordance with their best judgment.
     THE TRUST DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE TRUST CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY AT ONCE.
                                       11

                                                                       EXHIBIT A
                       UNITED DOMINION REALTY TRUST, INC.
                         EMPLOYEES' STOCK PURCHASE PLAN
                                   ARTICLE I
                                  DEFINITIONS
Section 1.01.       AUTHORIZATION means a writing signed by an employee of the
               Trust eligible to participate in the Plan authorizing payroll deductions for the purpose of purchasing Common Stock pursuant to the Plan.
Section 1.02.       BASIC COMPENSATION means for each Payroll Period, a
               Participant's total base earnings (including commissions) before withholding, excluding overtime payments, extra compensation, bonus payments, or other similar payments from the Trust and any contribution by the Trust to this or any other employee benefit program. The preceding sentence to the contrary notwithstanding, basic compensation shall include contributions to the United Dominion Realty Trust, Inc. Profit Sharing Plan that are made by the Participant pursuant to the Participant's salary reduction election.
Section 1.03.       BOARD means the Board of Directors of the Trust.
Section 1.04.       COMMISSION means the United States Securities and Exchange
               Commission.
Section 1.05.       COMMITTEE means the Compensation Committee of the Board.
Section 1.06.       COMMON STOCK means the Common Stock of the Trust, $1 par
               value.
Section 1.07.       CUSTOMARY EMPLOYMENT means employment by the Trust that is not interrupted, provided that employment shall not be considered interrupted by reason of absence due to regular vacation, service in the armed forces or under any compulsory manpower act, jury duty, sickness, injury for which compensation is being paid by the Trust or its insurer under any workmen's compensation law, or any leave of absence granted by the Trust, provided that such absence does not continue beyond reasonable periods to be established by the Committee.
Section 1.08.       EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.
Section 1.09.       INSIDER PARTICIPANT means a Participant who is a director, officer or 10 percent beneficial owner of the Trust, in each case within the meaning of Section 16 and the rules of the Commission thereunder.
Section 1.10.       NYSE means the New York Stock Exchange, Inc.
Section 1.11.       PARTICIPANT means any employee of the Trust who meets the
               requirements of Article VI and is participating in the Plan pursuant to Article VII.
Section 1.12.       PAYROLL PERIOD means the period for which any employee is
               customarily compensated by the Trust.
Section 1.13.       PLAN means the United Dominion Realty Trust, Inc. Employees'
               Stock Purchase Plan.
                                      A-1

Section 1.14.       PLAN SHARES means the shares of Common Stock subject to the
               Plan.
Section 1.15.       PURCHASE DATE means the last day of a Payroll Period.
Section 1.16.       QUARTER means each calendar quarter.
Section 1.17.       RULE 10B-6 means Rule 10b-6 (or any successor rule) of the
               Commission under the Exchange Act.
Section 1.18.       SECTION 16 means Section 16 (or any successor section) of
               the Exchange Act.
Section 1.19.       SECURITIES ACT means the Securities Act of 1933, as amended.
Section 1.20.       TRUST means United Dominion Realty Trust, Inc.
                                   ARTICLE II
                                    PURPOSE
     The Plan is intended to encourage ownership of Common Stock by certain employees of the Trust and to provide additional incentive to employees to remain with and promote the success of the business of the Trust.
                                   ARTICLE II
                             EFFECTIVENESS OF PLAN
Section 3.01. EFFECTIVE DATE. The Plan shall become effective upon the last to occur of (1) the effective date of registration under the Securities Act of the Plan Shares, (2) the date of grant by the Attorney General of the State of New York of an exemption of the offering of the Plan Shares from the provisions of Section 352-e and Section 359-e, subdivisions 2, 3, 4, 5 and 6, of the General Business Law of New York, and (3) the date of listing on the NYSE of the Plan Shares subject to official notice of issuance.
Section 3.02. EFFECTIVENESS OF CERTAIN PLAN TRANSACTIONS. If the Plan Shares or the sale thereof to a Participant is not exempt from registration or qualification under the securities laws of the state in which such Participant resides, no Plan Shares shall be purchased for such Participant until the Plan Shares are so registered or qualified. No purchase of Plan Shares for the account of any Insider Participant shall be effective unless the Plan is approved by a majority of the votes entitled to be cast by the Trust's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of adoption of the Plan by the Board, but upon such approval all such purchases shall be effective as of the date of such meeting. In the event that the Plan is not so approved, any Insider Participant may within five business days after such shareholders' meeting by written notice to the Trust direct the rescission of all or any purchases previously made for him, and the Plan Shares which are the subject of any rescinded purchase shall thereupon be transferred to the Trust and the purchase price thereof restored to such Insider Participant's account.
                                   ARTICLE IV
                                 ADMINISTRATION
     The Committee shall have full power and authority to administer the Plan and to decide all questions regarding its construction and interpretation. The Committee may also pass upon and decide cases presenting unusual circumstances and in so doing shall act in a nondiscriminatory manner consistent with and to further the purposes
                                      A-2
of the Plan. All decisions of the Committee shall be final and binding upon all persons. The Committee shall keep a written record of its decisions.
     No member of the Committee shall be liable for any act or omission in connection with the execution of his duties or the exercise of his discretion hereunder unless such act or omission constitutes gross negligence or willful misconduct.
                                   ARTICLE V
                             STOCK SUBJECT TO PLAN
     The maximum aggregate number of shares of Common Stock that may be purchased pursuant to the Plan is 100,000 shares, which number shall be subject to appropriate adjustment by the Board in the event of stock dividends, split-ups, recapitalizations or combinations.
                                   ARTICLE VI
                                  ELIGIBILITY
     Each full-time employee of the Trust whose Customary Employment is for more than 1,000 hours per year is eligible to participate in the Plan.
                                  ARTICLE VII
                                 PARTICIPATION
Section 7.01. ENROLLMENT IN THE PLAN. Participation in the Plan is entirely voluntary. To become a Participant, an eligible employee must file an Authorization with his payroll office not later than 25 days before the beginning of a Quarter, provided that the Committee may authorize the filing of an Authorization by a newly eligible employee at any other time.
Section 7.02. TERMINATION OF PARTICIPATION IN THE PLAN. A Participant may at any time and for any reason terminate his participation in the Plan by delivering written notice of termination to his payroll office. A Participant's participation in the Plan shall also terminate upon termination of such Participant's employment by the Trust for any reason, including death or retirement. Upon termination of participation in the Plan, a certificate or certificates for all Plan Shares purchased by the Participant and not represented by certificates previously issued to him shall be issued to him or his personal representative pursuant to Article VII, and any amount remaining in the Participant's account shall be paid to him or his personal representative. A Participant whose participation in the Plan has terminated may, if then eligible, participate again by filing an Authorization in accordance with
Section 7.01. Upon termination of the Plan, certificates for Plan Shares shall be issued and accounts paid as provided in this Section 7.02 to all Participants.
Section 7.03. SUSPENSION OF PARTICIPATION IN THE PLAN. A Participant may at any time and for any reason suspend his participation in the Plan by delivering written notice of suspension to his payroll office. Upon receipt of such notice, and until notified in writing by the Participant that his participation in the Plan will resume, the Trust will suspend future payroll deductions and will neither purchase Plan Shares with funds then credited to the Participant's account nor credit Participant or Trust contributions, if any, to such account. Suspended participation in the Plan may not resume during the same Quarter in which suspended.
                                      A-3

Section 7.04. INSIDER PARTICIPANTS. An Insider Participant whose participation in the Plan is terminated or suspended may not participate again until at least six months (or such other period of nonparticipation as the Commission may establish as a condition of exempting Insider Participant purchases from subsection (b) of Section 16) from the effective date of termination or suspension have elapsed.
                                  ARTICLE VIII
           PAYROLL DEDUCTIONS, PARTICIPANT CONTRIBUTIONS AND ACCOUNTS
     A payroll deduction shall be made from the Basic Compensation of a Participant each Payroll Period in such integral multiple of 1% as the Participant shall specify in his Authorization. Such percentage may be changed only by the filing of a new Authorization, specifying a different percentage, in accordance with Section 7.01. Payroll deductions specified in any Authorization shall commence with the first Payroll Period of the Quarter following filing of such Authorization. Payroll deductions shall be credited to the Participant's account.
     A Participant may also contribute up to a maximum of $10,000 per year to his account in addition to amounts credited to the account by way of payroll deduction.
     The Trust shall maintain accounts for each Participant showing separately amounts credited by way of payroll deduction, amounts contributed by the Participant, amounts contributed by the Trust, amounts deducted as withholdings required by law, and amounts used to purchase Plan Shares.
                                   ARTICLE IX
                             TRUST'S CONTRIBUTIONS
     In the sole discretion of the Board, the Trust may contribute to a Participant's account on any Purchase Date an amount up to but not exceeding such payroll deduction. Such contribution may be in the form of a cash contribution, in the event that Plan Shares purchased for such Participant are purchased in an open market transaction, or in the form of a price discount, in the event that such Plan Shares are purchased from the Trust.
                                   ARTICLE X
           CHARGES TO PARTICIPANT'S ACCOUNT; PURCHASE OF PLAN SHARES
     Section 10.1. GENERAL. On each Purchase Date, there shall be deducted from each Participant's account the amount required to be withheld by law with respect to any Trust contribution (including price discount) to the Participant. The balance remaining in the Participant's account after such deduction shall be used to purchase on such Purchase Date in open market transactions or from the Trust the largest number of Plan Shares the aggregate purchase price of which will not exceed such balance.
     The Trust shall place open market purchase orders in such name or names, at such time or times, in such amount or amounts, with such broker or brokers and with such instructions as to execution, as the Trust in its sole and absolute discretion shall consider appropriate. The Trust shall pay any brokerage commissions on the open market transactions.
     Plan Shares purchased from the Trust shall be purchased at a price equal to the average of the high and low sales prices of the Common Stock on the NYSE on the Purchase Date, or, if no sales of Common Stock on the Purchase Date are reported by the NYSE, on the day most recently preceding the Purchase Date on which reported sales of Common Stock on the NYSE were effected.
                                      A-4

     Section 10.2. SUSPENSION OF PURCHASES OF PLAN SHARES. Notwithstanding any other provision of the Plan, the Trust's obligation to purchase Common Stock on any Purchase Date shall be suspended if the Trust shall have been advised by counsel that such purchase may be unlawful under Rule 10b-6 under the circumstances then prevailing unless the Commission shall have exempted such purchase under paragraph (j) of Rule 10b-6. Such suspension shall continue until the next following Purchase Date as of which the Trust shall have been advised by counsel that purchases of Common Stock are lawful under Rule 10b-6 or the Commission shall have exempted purchases of Common Stock under paragraph (j) of Rule 10b-6.
     Any amount in the Participant's account not used to purchase Plan Shares at the end of any Payroll Period shall be carried over in the account and used to purchase Plan Shares at the end of the next Payroll Period, unless the Participant's participation in the Plan is terminated before it can be so used.
                                   ARTICLE XI
                     RIGHTS OF PARTICIPANTS TO PLAN SHARES
Section 11.01. GENERAL. A Participant becomes the record and beneficial owner of any Plan Shares purchased for him pursuant to the Plan as of the settlement date of the purchase transaction. The Trust shall maintain records indicating the ownership of all such Plan Shares. No certificates for such Plan Shares will be issued except as provided in Section 11.02. Until certificates for such Plan Shares are issued, such Plan Shares will be enrolled in the Trust's Dividend Reinvestment and Stock Purchase Plan and the Trust may refuse to recognize transfers thereof as provided in Article XII, but otherwise Participants shall have the exclusive right to receive distributions paid on such Plan Shares, to vote such Plan Shares and to exercise all other rights of the holders of Common Stock with respect to such Plan Shares.
Section 11.02. ISSUANCE OF CERTIFICATES TO PARTICIPANTS. Promptly after receipt of a written request therefor by the Participant or upon termination of the Participant's participation in the Plan, the trust will issue and deliver to the Participant or his personal representative a certificate or certificates for all (but not less than all) Plan Shares purchased for the Participant up to and including the date of the request or the date of termination, as the case may be, registered in the name of the Participant unless the Participant or his personal representative shall have requested registration in a different name or names.
                                  ARTICLE XII
                                TRANSFERABILITY
     The rights of a Participant under the Plan are not transferable or assignable except to such Participant's personal representative upon his death or adjudicated incompetence. The Trust may require proof reasonably satisfactory to it of the due qualification of any person purporting to act as a Participant's personal representative, but shall be under no obligation to do so, and shall in any event incur no liability to any person for failing or refusing to recognize a purported personal representative before such proof is furnished, for recognizing in good faith a purported personal representative without requiring such proof, or for any act or omission in reliance in good faith on such proof.
     The Trust shall be under no obligation, and shall incur no liability to any person for failing or refusing, to recognize any purported transfer or assignment of any interest in Plan Shares purchased for a Participant at any time before issuance of a certificate or certificates for such Plan Shares pursuant to Section 11.02. The Trust may
                                      A-5
as a condition or recognizing any such transfer require proof reasonably satisfactory to it of payment of all applicable transfer taxes.
                                  ARTICLE XIII
                               GENERAL PROVISIONS
Section 13.01. EXPENSES. The Trust shall bear all expenses of administering the Plan.
Section 13.02. APPLICATION OF FUNDS. All funds received by the Trust from the sale of Plan Shares shall be used for general corporate purposes.
Section 13.03. GOVERNING LAW. The Plan and all transactions pursuant thereto shall be governed by and construed in accordance with the laws of Virginia.
Section 13.04. EFFECT ON EMPLOYMENT. Neither the adoption of the Plan nor its operation shall be construed to affect in any way the terms on which any Participant is employed by the Trust.
Section 13.05. UNFUNDED PLAN. The Plan shall be unfunded and the Trust shall not be required to segregate any assets at any time for purposes of the Plan. Any liability of the Trust to any person under the Plan shall be based solely upon contractual obligations, if any, created pursuant to the Plan. No such liability shall be deemed to be secured by any pledge or other encumbrance of any property of the Trust.
Section 13.06. RULES OF CONSTRUCTION. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. A reference to any statute, regulation, or other provision of law shall be construed to include any amendment to or successor of such provision of law.
                                  ARTICLE XIV
                           TERMINATION AND AMENDMENT
     The Plan may be terminated, modified or amended at any time or from time to time by Board, provided that no modification or amendment required to be approved by the shareholders of the Trust as a condition of exemption of purchases of Plan Shares by Insider Participants from subsection (b) of Section 16 shall be effective until it is so approved, and provided further that such approval may be retroactive to any date approved by the shareholders if retroactive shareholder approval of the modification or amendment in question is not prohibited by Section 16.
                                   ARTICLE XV
                              COMPLIANCE WITH LAW
     No transaction under the Plan shall be consummated except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all United States stock exchanges on which the Common Stock is listed. The Trust may rely on an opinion of its counsel as to such compliance.
                                      A-6

                                                                       EXHIBIT B
     Delete Articles 3, 4 and 5 of the current Articles of Incorporation and substitute in lieu thereof the following:
     3. The corporation shall have authority to issue 60,000,000 shares of common stock having a par value of $1.00 per share and 25,000,000 shares of preferred stock without par value. The Board of Directors of the corporation, by adoption of an amendment of these Articles of Incorporation, may fix in whole or in part the preferences, limitations and relative rights, within the limits set forth in the Act, of any series within the preferred stock before the issuance of any shares of that series. Stockholders shall not have preemptive rights to acquire unissued shares of the corporation.
     4. If the Board of Directors of the corporation shall, at any time and in good faith, be of the opinion that direct or indirect ownership of shares of the corporation has or may become concentrated in any individual or individuals to an extent which would disqualify the corporation as a real estate investment trust under the requirements of the Code applicable to the qualification of real estate investment trusts (the REIT provisions), then the corporation shall have the power
              (a) to call for redemption by lot or other means deemed equitable by the Board of Directors and to redeem a number of concentrated shares sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of shares of the corporation into conformity with the REIT provisions; and
              (b) to stop the transfer of its shares to any person whose acquisition thereof would, in the opinion of the Board of Directors, result in such disqualification.
The per share redemption price of any shares redeemed by the corporation pursuant to paragraph (a) of this Article 4 shall be the highest closing bid price quotation (if then traded over the counter) or the closing sale price (if then listed on a national securities exchange) for the shares as of the business day preceding the day on which notice of redemption is given as reported by any source reasonably believed reliable by the Board of Directors, or, if no bid price quotation or closing sale price for the shares is available, as determined in good faith by the Board of Directors. From and after the date fixed for redemption by the Board of Directors, the holder of any shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares excepting only the right to payment of the redemption price fixed as aforesaid. For the purpose of this Article 4, the terms individual and ownership of shares shall be defined in accordance with or by reference to the REIT provisions.
     5. Holders of shares of the corporation shall upon demand disclose to the corporation in writing such information with respect to direct and indirect ownership thereof as the Board of Directors may deem necessary to enable the corporation to comply with the REIT provisions or to comply with the requirements of any other taxing authority.
                                      B-1

                                                                       EXHIBIT C
Delete Articles 3, 4 and 5 of the current Articles of Incorporation and substitute in lieu thereof the following:
     3. The corporation shall have authority to issue 100,000,000 shares of common stock having a par value of $1.00 per share and 25,000,000 shares of preferred stock without par value. The Board of Directors of the corporation, by adoption of an amendment of these Articles of Incorporation, may fix in whole or in part the preferences, limitations and relative rights, within the limits set forth in the Act, of any series within the preferred stock before the issuance of any shares of that series. Stockholders shall not have preemptive rights to acquire unissued shares of the corporation.
     4. If the Board of Directors of the corporation shall, at any time and in good faith, be of the opinion that direct or indirect ownership of shares of the corporation has or may become concentrated in any individual or individuals to an extent which would disqualify the corporation as a real estate investment trust under the requirements of the Code applicable to the qualification of real estate investment trusts (the REIT provisions), then the corporation shall have the power
              (a) to call for redemption by lot or other means deemed equitable by the Board of Directors and to redeem a number of concentrated shares sufficient, in the opinion of the Board of Directors, to maintain or bring the direct or indirect ownership of shares of the corporation into conformity with the REIT provisions; and
              (b) to stop the transfer of its shares to any person whose acquisition thereof would, in the opinion of the Board of Directors, result in such disqualification.
The per share redemption price of any shares redeemed by the corporation pursuant to paragraph (a) of this Article 4 shall be the highest closing bid price quotation (if then traded over the counter) or the closing sale price (if then listed on a national securities exchange) for the shares as of the business day preceding the day on which notice of redemption is given as reported by any source reasonably believed reliable by the Board of Directors, or, if no bid price quotation or closing sale price for the shares is available, as determined in good faith by the Board of Directors. From and after the date fixed for redemption by the Board of Directors, the holder of any shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares excepting only the right to payment of the redemption price fixed as aforesaid. For the purpose of this Article 4, the terms individual and ownership of shares shall be defined in accordance with or by reference to the REIT provisions.
     5. Holders of shares of the corporation shall upon demand disclose to the corporation in writing such information with respect to direct and indirect ownership thereof as the Board of Directors may deem necessary to enable the corporation to comply with the REIT provisions or to comply with the requirements of any other taxing authority.
                                      C-1



PROXY SOLICITATED BY THE                                 Shares of Common Stock
BOARD OF DIRECTORS

                       United Dominion Realty Trust, Inc.
                         Annual Meeting of Shareholders
                                    May 10, 1994

The undersigned hereby appoints C. Harmon Williams, Jr. and John P. McCann proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of Common Stock of the undersigned in United Dominion Realty Trust, Inc. at the Annual Meeting of Shareholders to be held on May 10, 1994, and at any and all adjournments thereof.


                       (Please date and sign on the reverse side)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR election of all nominees for the Board of Directors who are listed below, and FOR all other items listed below.


1. Election of Directors      Jeff C. Bane, Robert P. Buford, R. Toms Dalton,
                              Jr., James Dolphin, Barry M. Kornblau, John C.
                              Lanford, John P. McCann, H. Franklin Minor, and
                              C. Harmon Williams, Jr.

FOR all nominees      WITHHOLD
listed to the right  AUTHORITY   (Instructions: To withhold authority to vote
(except as marked    to vote      for any individual nominee write that
to the contrary        all        nominee's name in space provided below.)
                     nominees
                     listed      ----------------------------------------------
   (  )               (  )

2. Employees' Stock Purchase Plan, as described in the Trust's Proxy Statement dated April 11, 1994, a copy of which has been received.
             (  ) FOR        (  ) AGAINST        (  ) ABSTAIN

3. Authorization of Preferred Stock, as described in the Proxy Statement.
             (  ) FOR        (  ) AGAINST        (  ) ABSTAIN

4. Increase in Authorized Common Stock, as described in the Proxy Statement.
             (  ) FOR        (  ) AGAINST        (  ) ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



                                        Dated: __________________________, 1994

                                        _______________________________________

                                        _______________________________________
                                                        (Signatures)

                                        Please sign exactly as your name(s)
                                        appear(s) on this proxy. Only one owner
                                        of jointly owned shares need sign. When
                                        signing in a representative capacity,
                                        please give title. PLEASE MARK, SIGN,
                                        DATE AND PROMPTLY RETURN THIS PROXY
                                        USING THE ENCLOSED ENVELOPE.